===========================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report:  April 30, 1997



                             REDWOOD EMPIRE BANCORP
            (Exact number of Registrant as specified in its charter)



          California                   File No. 0-19231       68-0166366
          ----------                   ----------------       -----------
(State or other jurisdiction of   (Commission File Number)  (IRS Employer)
Incorporated or organization)                               Identification No.)



     111 Santa Rosa Avenue, Santa Rosa, California          95404-4905
     ---------------------------------------------          ----------
     (Address of principal executive offices)               (Zip Code)



        Registrant's telephone number, including area code:  (707) 545-9611
                                                             --------------




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
ITEM 5.  OTHER EVENTS

Press release for the following (article attached):

     Redwood Empire Bancorp declares quarterly dividend on preferred stock.

     Redwood Empire Bancorp reports first quarter 1997 financial results.












                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



          4-30-97
Date:  --------------    REDWOOD EMPIRE BANCORP
                         (Registrant)


                              /s/ James E. Beckwith
                         By:  ---------------------
                              James E. Beckwith
                              Executive Vice President and
                              Chief Financial Officer

                      FOR:    REDWOOD EMPIRE BANCORP

              APPROVED BY:    James Beckwith
                              Chief Financial Officer
                              (707) 522-5215

                  CONTACT:    Morgen-Walke Associates, Inc.
                              John Swenson, David Gennarelli, Doug Sherk
                              (415) 296-7383
FOR IMMEDIATE RELEASE         David Sasso, Joshua Passman
          (212) 850-5600


                    REDWOOD EMPIRE BANCORP DECLARES QUARTERLY
                           DIVIDEND ON PREFERRED STOCK


SANTA ROSA, Calif. (April 21, 1997) -- Redwood Empire Bancorp (AMEX: REB) today announced that the Board of Directors declared a quarterly dividend on the Company's 7.8% Noncumulative Convertible Perpetual Preferred Stock of 19.5 cents per share. The dividend is payable on May 15, 1997 to shareholders of record on April 30, 1997.

     Redwood Empire Bancorp is the holding company for two operating subsidiaries -- National Bank of the Redwoods, a commercial bank, and Allied Bank, F.S.B., a savings institution. The Company operates through branches and loan production offices in various California locations, as well as Portland, Oregon.

                             #   #   #

                 FOR:    REDWOOD EMPIRE BANCORP

         APPROVED BY:    James Beckwith
                         Chief Financial Officer
                         (707) 522-5215

             CONTACT:    Morgen-Walke Associates, Inc.
                         John Swenson, David Gennarelli, Doug Sherk
                         (415) 296-7383
FOR IMMEDIATE RELEASE    David Sasso, Joshua Passman
                         (212) 850-5600


                      REDWOOD EMPIRE BANCORP REPORTS FIRST
                         QUARTER 1997 FINANCIAL RESULTS

SANTA ROSA, Calif. (April 23, 1997) -- Redwood Empire Bancorp (AMEX: REB) today reported financial results for the first quarter ended March 31, 1997.

     Net income for the first quarter was $580,000, or $0.16 per share on a fully-diluted basis. This compares with net income of $886,000, or $0.27 per share, in the first quarter of 1996 and a net loss of $1,606,000, or $0.63 per share, in the fourth quarter of 1996.

     "With last quarter's restructuring behind us, we are working diligently to improve our operating results," stated Tom Whitaker, Chairman of Redwood Empire Bancorp.

     Consolidated net interest income decreased 7.5% in the first quarter of 1997, compared to the same period in 1996. The decrease is largely due to decreased loan volume, primarily A paper mortgage loans held for sale. The net interest margin increased 37 basis points to 4.69% in the recent first quarter, compared to 4.32% in the first quarter of 1996.

     The loan loss provision totaled $585,000 for the recent first quarter versus $1,515,000 in the same period last year. Net chargeoffs were $540,000, or .64% of average portfolio loans. Nonperforming assets at March 31, 1997 amounted to $15,570,000 or 3.38% of total assets, as compared to non-performing assets of 2.64% as of December 31, 1996.

     The increase in our non-performing assets of $2,389,000 is due primarily from mortgage loan repurchases from investors, an increase in restructured loans and other real estate owned. First quarter repurchases amounted to $588,000, while loans restructured occurring in the first quarter amounted to $1,067,000. Other assets and other real estate owned increased $733,000 in the first quarter of 1997.

     Due to the effect of the downsizing for the Company's wholesale A paper mortgage banking operations and the fourth quarter for 1996 restructuring, non interest expense of $6,513,000 declined 19.5% from the same quarter one year ago and 41.3% from the fourth quarter of 1996. Non interest income of $3,009,000 also declined 46.7% from the same quarter one year ago and 46.6% from the fourth quarter of 1996. Non interest income of $5,645,000 in the fourth quarter of 1996 included $2,000,000 in net revenue related to a bulk sale of mortgage loan servicing.

     Total assets were $461 million at quarter-end. Common book value per share was $8.80. Tier 1 capital to risk-based assets was approximately 8.41% and total capital to risk-based assets was approximately 13.15% at March 31, 1997.

     In an unrelated matter, Leslie Dawson, 45, will join the National Bank of the Redwoods as President of Allied Diversified Credit, the Bank's sub-prime mortgage lending unit. Dawson replaces Steve Bowman, 35, who resigned to pursue other interests.

     Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various northern California locations.

     The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks are described in the Company's Securities and Exchange Commission filings.


                              (Tables to follow)

                       REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

       (DOLLARS IN THOUSANDS EXCEPT FOR EARNINGS PER SHARE AND SHARE DATA)


                                                         Three Months Ended
                                                        March 31     March 31
                                                           1997        1996
                                                         --------   ---------
Interest income                                          $  9,738   $  11,493
Interest expense                                            4,649       5,994
                                                         --------   ---------
Net interest income                                         5,089       5,499
Provision for loan losses                                     585       1,515
                                                         --------   ---------
Net interest income after loan loss provision               4,504       3,984
Other income                                                3,009       5,585
Other expense                                               6,513       8,091
                                                         --------   ---------
Income before taxes                                         1,000       1,478
Income tax expense                                            420         592
                                                         --------   ---------
NET INCOME                                                    580         886
Preferred dividends                                           112         112
                                                         --------   ---------
Net income available for common                            $  468      $  774
                                                         --------   ---------
                                                         --------   ---------

Earnings per common and common equivalent share:
Primary:
  Net income                                                 $.16        $.29
  Weighted average shares                               2,861,000    2,706,000

Fully diluted:
  Net income                                                 $.16        $.27
  Weighted average shares                               2,861,000    3,244,000



SELECTED RATIOS
Return on Average Common Equity                            7.71 %      11.79 %
Return on Average Total Equity                             7.73 %      11.07 %
Return on Average Assets                                    .49 %        .65 %


                                                     SELECTED BALANCE SHEET DATA
                                                            (IN THOUSANDS)

                                                        March 31      March 31
                                                          1997          1996
                                                     ------------   ----------
Total Loans, including Mortgage Loans Held for Sale    $  354,147   $  446,610
Allowance for Loan Loss                                     7,085        6,380
Total Assets                                              460,990      560,843
Total Deposits                                            404,807      474,692
Equity Capital                                             30,119       32,104
Nonperforming Assets                                       15,570        9,564